Exhibit 99.01

October 17, 2014

To Foster Wheeler Employees:

I am writing to you today to provide another update on our pending combination with AMEC.

I am pleased to confirm AMEC launched the formal offer on 7 October. AMEC has also filed its prospectus and circular for its own shareholder meeting. The prospectus and circular includes the name of the new company, which following completion of the combination will be called Amec Foster Wheeler. This name recognizes our two companies’ long heritage, expertise and strong client relationships. The new company brand, values and vision will be unveiled in the near future.

Senior leaders from Foster Wheeler and AMEC continue to be very actively involved in planning for the completion of the transaction and to be in a position to start to achieve the benefits of the combination of our two companies, in terms of geographic footprint, markets served, client relationships and our offering.

As we go forward, it is very important that we continue to remain focused on providing value to our clients through continued safe and successful project delivery.

Sincerely,

J. Kent Masters

Chief Executive Officer

Foster Wheeler AG communication materials may contain forward-looking statements that are based on management’s assumptions, expectations and projections about the Company and the various industries within which the Company operates. These include statements regarding the Company’s expectations about revenues (including as expressed by its backlog), its liquidity, the outcome of litigation and legal proceedings and recoveries from customers for claims and the costs of current and future asbestos claims and the amount and timing of related insurance recoveries. Such forward-looking statements by their nature involve a degree of risk and uncertainty. The Company cautions that a variety of factors, including but not limited to the factors described in the Form 10-K for the year ended December 31, 2013, filed with the SEC on February 27, 2014, and the following, could cause the Company’s business conditions and results to differ materially from what is contained in forward-looking statements: the timing and success of the pending offer and acquisition of the Company by AMEC, the risk that the Company’s business will be adversely impacted during the pending offer and acquisition of the Company by AMEC, benefits, effects or results of the Company’s redomestication to Switzerland, deterioration in global economic conditions, changes in investment by the oil and gas, oil refining, chemical/petrochemical and power generation industries, changes in the financial condition of its customers, changes in regulatory environments, changes in project design or schedules, contract cancellations, the changes in estimates made by the Company of costs to complete projects, changes in trade, monetary and fiscal policies worldwide, compliance with laws and regulations relating to the Company’s global operations, currency fluctuations, war, terrorist attacks and/or natural disasters affecting facilities either owned by the Company or where equipment or services are or may be provided by the Company, interruptions to shipping lanes or other methods of transit, outcomes of pending and future litigation, including litigation regarding the Company’s liability for damages and insurance coverage for asbestos exposure, protection and validity of the Company’s patents and other intellectual property rights, increasing global competition, compliance with its debt covenants, recoverability of claims against the Company’s customers and others by the Company and claims by third parties against the Company, and changes in estimates used in its critical accounting policies. Other factors and assumptions not identified above were also involved in the formation of these forward-looking statements and the failure of such other assumptions to be realized, as well as other factors, may also cause actual results to differ materially from those projected. Most of these factors are difficult to predict accurately and are generally beyond the Company’s control. You should consider the areas of risk described above in connection with any forward-looking statements that may be made by the Company. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures the Company makes in proxy statements, quarterly reports on Form 10-Q, annual reports on Form 10-K and current reports on Form 8-K filed with or furnished to the SEC.

Important information

In connection with the pending offer (the “Offer”) by AMEC plc (“AMEC”) to acquire all of Foster Wheeler’s issued and to be issued registered shares which commenced on October 7, 2014, AMEC filed a registration statement on Form F-4 and a Tender Offer statement on Schedule TO and the Company filed a Recommendation Statement on Schedule 14D-9 with respect to the Offer. These documents contain important information about the Offer that should be read carefully before any decision is made with respect to the Offer. These materials will be made available to the shareholders of the Company at no expense to them. Investors and security holders may obtain the documents free of charge at the SEC’s website, www.sec.gov. Any materials filed by the Company with the SEC may also be obtained without charge at the Company's website, www.fwc.com.

This announcement is for informational purposes only and does not constitute or form part of an offer to sell or the solicitation of an offer to buy or subscribe to any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This announcement is not an offer of securities for sale into the United States. No offering of securities shall be made in the United States except pursuant to registration under the US Securities Act of 1933, or an exemption therefrom.